EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-80230, No. 333-32569 and No. 333-57565, each on Form S-8, Amendment No. 2 to No. 33-84658, Amendment No. 1 to No. 33-84536, Amendment No. 4 to No. 333-70295, Post-Effective Amendment No. 1 to No. 333-92959 and No. 333-103119, each on Form S-3, of Camden Property Trust of our reports dated February 3, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of Camden Property Trust for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Houston, Texas
March 27, 2003